EXHIBIT 23.2

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of PearTrack Security Systems, Inc., of our report dated April 15, 2015 on our audit of the financial statements of PearTrack Security Systems, Inc. as of December 31, 2013 and 2014, and for the two-year period then ended, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

April 15, 2015

8250 W. Charleston Blvd., Suite 100 - Las Vegas, NV 89117 Phone: (888)727-8251 Fax: (888)782-2351